                   DIVALL INSURED INCOME PROPERTIES 2, L.P.

                                QUARTERLY NEWS


================================================================================

--------------------------------------------------------------------------------
A PUBLICATION OF THE PROVO GROUP, INC.                       FOURTH QUARTER 1996
--------------------------------------------------------------------------------

PROVO REPORTS TO THE ADVISORY BOARD
Kansas City, Missouri


Bruce A. Provo was pleased to report to the DiVall Advisory Board at their quarterly meeting, held on January 29, 1997, "that after four years of challenges, the Partnership has been substantially returned to normal operations."

Board members have received numerous solicitations to buy their units and the more offers they receive the more their confidence grows in the DiVall Public Partnerships.

Mr. Provo expressed his hope "that other Limited Partners would recognize that solicitations are a form of flattery...they want something the investors already have. The vultures are probably reading our correspondence more closely than many Limited Partners."

He also wondered "where were these guys four years ago before operations stabilized?


                        _______________________________

                             OTHER NEWS INSIDE...


 .    WHAT'S EXPECTED FOR 1997? ..................... PROJECTION HIGHLIGHTS, PG 4

 .    WILL THERE BE SPECIAL DISTRIBUTIONS? .......... PROJECTION HIGHLIGHTS, PG 4

 .    MORE RECOVERIES RECEIVED ..................... RESTORATION HIGHLIGHTS, PG 4

 .    INVESTORS B-E-W-A-R-E ........................... QUESTIONS & ANSWERS, PG 5

 .    HARDEE'S CORPORATE SIGNS NEW LEASE .............. PROPERTY HIGHLIGHTS, PG 4

 .    WHERE ARE THE FORMER GPS? ................................ HIGHLIGHTS, PG 2

 .    I NEED MY SCHEDULE K-1! ......................... QUESTIONS & ANSWERS, PG 5

PAGE 2                             DIVALL 2                               4 Q 96


                        ______________________________

                                  HIGHLIGHTS

 .    Management reports that OPERATING RESULTS for the Partnership should stabilize during 1997 and more closely represent "normal"
          ---------
                activities, since most of the recovery efforts
                                are behind us.


 .    Former general partner, GARY J. DIVALL, was sentenced to eight (8) years in prison along with seven (7) years of subsequent probation for his plea of "no contest" to criminal charges brought against him by the Wisconsin Attorney General's Office last year. Bruce Provo was the only witness
                                                              ----
     testifying at the sentencing hearing.

 .    The sentencing hearing date for the former general partner, PAUL E.
     MAGNUSON, has been re-scheduled for MARCH 3, 1997.

     Last year he had pleaded "no-contest" to criminal charges brought against him by the Wisconsin Attorney General's Office.

    (NOTE:  SEE ENCLOSED UPDATE FROM THE OFFICE OF CRIME VICTIM SERVICES.)


                        ______________________________

                            DISTRIBUTION HIGHLIGHTS

 .    5.7% (approx.) annualized return from operations and other sources and 1.3%
     (approx.) non-annualized return of capital from a special distribution related to recoveries and equipment lease purchases based on $36,900,000 ("net" remaining initial investment).

 .    $766.00 to $568.00 range of distributions per unit from the first unit sold
                                                                 -----
     to the last unit sold before the offering closed (February 1990),
            ----
     respectively.

     Distributions are from both cash flow from operations and "net" cash
                            ----
     activity from financing and investing activities.

     (NOTE:  ORIGINAL UNITS WERE PURCHASED FOR $1,000/UNIT.)


 .    $21.61 per unit (approx.) for the FOURTH QUARTER 1996 from both cash flow
                                                                ----
     from operations and "net" cash activity from financing and investing activities.


 .    $1,000,000 "total" amount distributed for the FOURTH QUARTER 1996 which was
     $350,000 more than budgeted.

     The higher than budgeted distributions are primarily due to recoveries received from the DiVall "Private" LP settlements, Gary DiVall's mortgage sale, and equipment lease buyouts from the former HARDEE'S tenant.

PAGE 3                             DIVALL 2                               4 Q 96


                        ______________________________

                 STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS

 .    40% increase in OPERATING REVENUES from projections.

 .    $206,000 in recoveries were received by the Partnership during the fourth quarter as a result of settlements with the DiVall "Private" Partnerships and the sale of the mortgage on Gary DiVall's farm.

 .    $80,000 was paid to the Partnership in November 1996 for equipment leases for three (3) of the Wisconsin HARDEE'S restaurants (Delavan, Fond du Lac, and Milwaukee).

     The equipment lease buyout for these three (3) properties was a result of tri-party lease negotiations between the Partnership, Terratron, Inc., and Hardee's Food Systems, Inc.

     (NOTE: See "Property Highlights" below for further discussion.)

 .    5% increase in "NET" INCOME from projections.

 .    $34,000 was paid to the Partnership from Terratron, Inc., tenant of the
     HARDEE'S restaurant (Delavan, WI), for a lease termination fee. This property will be sold during the First Quarter 1997.

 .    $13,400 was paid by the Partnership during the fourth quarter for
     INVESTIGATION AND RESTORATION expenses associated with the "Boatmen's" litigation. (This lawsuit's expenses and recoveries are shared with the Partnership's affiliated partnerships.)

 .    The Partnership received a $19,000 installment payment during the quarter from the bankruptcy settlement with the tenant of the POPEYE'S restaurant (Park Forest, IL).

                        ______________________________

                              PROPERTY HIGHLIGHTS

                                   VACANCIES
                                   ---------

 .    COUNTRY KITCHEN restaurant (Cedar Rapids, IA) was vacant at December 31,
                                                       ------
     1996. The Partnership continues to work with prospective tenants for either the re-lease or sale of this property.

     (NOTE: The Partnership acquired this former tenant's equipment in exchange for delinquent rent.)

 .    HARDEE'S restaurant (Delavan, WI) was vacant at December 31, 1996.
                                           ------
     Terratron, Inc., tenant of this store, CLOSED its doors last year due to poor sales. The tenant, however, has paid the Partnership a lease termination fee equal to nine (9) months base rent. This restaurant is scheduled to be sold during the First Quarter of 1997.

                               RENTS RECEIVABLE
                               ----------------

          At December 31, 1996, there were no rental delinquencies.
                                           --

PAGE 4                             DIVALL 2                               4 Q 96


                        ______________________________

                          PROPERTY HIGHLIGHTS (CONT'D)

                            OTHER PROPERTY MATTERS
                            ----------------------

 .    Hardee's Food Systems, Inc. signed a new lease with the Partnership in
     November 1996 for all of the HARDEE'S restaurants except Delavan, WI; West
                                                       ------
     Jordan, UT; and Sandy, UT, which are still leased by Terratron, Inc.

     Four (4) HARDEE'S restaurants (Delavan, WI; Oconomowac, WI; West Jordan, UT; and Sandy, UT are scheduled to be sold during the First Quarter of 1997.

     (NOTE: THE EQUIPMENT LEASE PURCHASES WHICH OCCURRED DURING THE QUARTER WILL IMPACT FUTURE CASH FLOW FOR THE PARTNERSHIP AS REFLECTED IN THE 1997 "PROJECTED" QUARTERLY DISTRIBUTIONS.)

 .    Stillman Management Company, tenant of the POPEYE'S restaurant (Park
     Forest, IL) remains current with rent and is showing a sales increase over previous years' sales.

     It should be noted that this tenant had filed Chapter 11 Bankruptcy and the Partnership was awarded a $240,000 settlement (notes payable over 4-5 years) as a result of the bankruptcy proceedings.

     Installment payments paid to the Partnership are included in the quarterly distributions.

                        ______________________________

                            RESTORATION HIGHLIGHTS

 .    Recoveries received during the FOURTH QUARTER 1996 totalled $206,000
     (approx.) for the Partnership.

 .    "Total" recoveries received TO DATE for the Partnership amount to approximately $2,087,000.

     .    The Partnership is gearing up for its trial against BOATMEN'S Fi Bank
                                                -----
           of Kansas City which has been scheduled for MARCH 3, 1997.

                        ______________________________

                   1997 DISTRIBUTION "PROJECTION" HIGHLIGHTS

 .    Management expects the Partnership's operations to stabilize during 1997
                                                        ---------
     excluding special distributions from non-recurring activities such as property sales and "final" recoveries related to the misappropriation of the former general partners and their affiliates.

     (NOTE: Any special distributions made will be included in quarterly distribution checks.)

 .    $12.42 per unit (approx.) from both cash flow from operations and "net"
     cash activity from financing and investing activities based on the budgeted $575,000 for each quarter during 1997.
                  ---- -------

 .    6.2% (approx.) annualized return on the "net" remaining initial investment which should approximate $36,800,000 during 1997.

PAGE 5                             DIVALL 2                               4 Q 96


                        ______________________________

                               RETURN OF CAPITAL

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended June
                        -----
30, 1988 through December 31, 1996.

================================================================================
                                                  DISTRIBUTION     CAPITAL
                                                  ------------     -------
                                                  ANALYSIS         BALANCE
                                                  --------         -------
     Original Capital Balance                          -           $46,280,300
     Cash Flow From Operations Since Inception    $ 21,532,965         -
     Total Distributions Since Inception           (30,955,268)        -
                                                  ------------

     (Return) of Capital                          $ (9,422,303)     (9,422,303)
                                                  ============      -----------

     "NET" REMAINING INITIAL INVESTMENT
          BY ORIGINAL PARTNERS                         -           $36,857,997
                                                                   ===========

================================================================================

          (NOTE: For a more individualized discussion of return of capital contact Investor Relations.)

                        ______________________________

                              QUESTIONS & ANSWERS


1.   WHAT ARE MY "IMMEDIATE" LIQUIDATION OPTIONS FOR INTERESTS IN THE
     PARTNERSHIP?

 .    The only option for "immediate" liquidation of interests, at this time, is through the secondary market. According to current secondary market trading
                                                -------
     information provided to management, interests in the Partnership have sold during the last quarter between $335-$567 per unit.

 .    (CONT'D) IT IS IMPORTANT TO NOTE THAT YOU MAY RECEIVE DIRECT
     "SOLICITATIONS" OF YOUR INTERESTS BY THIRD PARTIES. WE DO NOT CONTROL NOR
                                                            -- ---
     SUPPORT THESE SOLICITATION EFFORTS. WE STRONGLY URGE YOU TO THOROUGHLY
                                            --------
     REVIEW ALL YOUR OPTIONS AND UNDERSTAND EACH SOLICITOR'S MOTIVATION. WE
            ---
     ENCOURAGE YOU TO CONTACT US IF YOU HAVE ANY QUESTIONS ABOUT YOUR
     INVESTMENT.

2.   WHEN CAN I EXPECT TO RECEIVE MY SCHEDULE K-1 FOR 1996?

     .    Our current schedule for mailing all 1996 Schedule K-1's for your
                                           ---
          Partnership and its affiliated partnerships is no later than FEBRUARY 28, 1997.

PAGE 6                             DIVALL 2                               4 Q 96


                        ______________________________

                         QUESTIONS & ANSWERS (CONT'D)

3. WHEN WILL 1996 PER UNIT VALUES BE AVAILABLE FOR MY INVESTMENT IN THE PARTNERSHIP?

    . The Partnership's 1996 "year-end" valuation information is currently scheduled to be available by March 1997. We will include this information in our 1996 Annual Reports which will be mailed by early APRIL 1997.

4.   WHEN CAN I EXPECT MY NEXT DISTRIBUTION MAILING?

     . Your next scheduled distribution correspondence for the First Quarter of 1997 will be mailed on MAY 15, 1997.


                                     * * *

================================================================================

     For questions or additional information, please contact Investor Relations at 1-800-547-7686 or 1-608-244-7661.


               All written inquiries may be mailed or faxed to:


                             THE PROVO GROUP, INC.

          Post Office Box 2137                1410 Northport Drive
          Madison, Wisconsin  53701-2137      Madison, Wisconsin  53704

                              (FAX 608-244-7663)

================================================================================

--------------------------------------------------------------------------------
                    DIVALL INSURED INCOME PROPERTIES 2 L.P.
                   STATEMENTS OF INCOME AND CASH FLOW CHANGES
                 FOR THE THREE MONTH PERIOD ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                        PROJECTED        ACTUAL     VARIANCE
                                                                        ------------------------------------
                                                                           4TH             4TH
                                                                         QUARTER        QUARTER      BETTER
OPERATING REVENUES                                                       12/31/96      12/31/96      (WORSE)
                                                                        ---------    ----------    ---------
  Rental income                                                         $ 737,209    $  789,911    $  52,702
  Direct financing interest                                                13,353         8,957       (4,396)
  Interest income                                                          17,243        27,725       10,482
  Recovery of amounts previously written off                                    0       206,312      206,312
  Lease termination fee                                                         0        33,750       33,750
  Other income                                                                  0        10,346       10,346
                                                                        ---------    ----------    ---------
TOTAL OPERATING REVENUES                                                $ 767,805    $1,077,001    $ 309,196
                                                                        ---------    ----------    ---------
OPERATING EXPENSES
  Insurance                                                             $   7,287      $  6,781         $506
  Management fees                                                          43,182        70,537      (27,355)
  Restoration fees                                                              0         8,253       (8,253)
  Overhead allowance                                                        3,600         3,591            9
  Advisory Board                                                            4,600         3,664          956
  Administrative                                                           14,562        19,812       (5,250)
  Professional services                                                       473         4,409       (3,936)
  Auditing                                                                 12,000        11,251          749
  Legal                                                                    13,600        21,104       (7,504)
  Property write-downs                                                          0       126,052     (126,052)
  Loss on equipment leases                                                      0        95,246     ( 95,246)
  Defaulted tenants                                                           300         2,482       (2,182)
                                                                        ---------    ----------    ---------
TOTAL OPERATING EXPENSES                                                $  99,604    $  373,162    ($273,558)
                                                                        ---------    ----------    ---------

GROUND RENT                                                             $  30,945       $30,927          $18
                                                                        ---------    ----------    ---------
INVESTIGATION AND RESTORATION EXPENSES                                     $1,209       $13,454     ($12,245)
                                                                        ---------    ----------    ---------
NON-OPERATING EXPENSES
  Depreciation                                                          $ 123,291    $  123,186         $105
  Amortization                                                                200           201           (1)
                                                                        ---------    ----------    ---------
TOTAL NON-OPERATING EXPENSES                                            $ 123,491    $  123,387         $104
                                                                        ---------    ----------    ---------
TOTAL EXPENSES                                                          $ 255,249    $  540,930    ($285,681)
                                                                        ---------    ----------    ---------
NET INCOME                                                              $ 512,556    $  536,071      $23,515

OPERATING CASH RECONCILIATION:                                                                      VARIANCE
                                                                                                    --------
  Depreciation and amortization                                           123,491       123,387          104
  Recovery of amounts previously written off                                    0      (206,312)    (206,312)
  Loss on equipment leases                                                      0        95,246       95,246
  Property write-downs                                                          0       126,052      126,052
  (Increase) Decrease in current assets                                   (78,169)      (27,814)      50,355
  Increase (Decrease) in current liabilities                               33,657        59,836       26,179
  Decrease in Security Deposits                                                 0       (67,932)    (67,932)
  (Increase) Decrease in cash reserved for payables                       (36,000)      (50,000)    (14,000)
  Advance from prior cash flows for current distributions                  62,000        40,000     (22,000)
                                                                        ---------    ----------    ---------
NET CASH PROVIDED FROM OPERATING ACTIVITIES                             $ 617,535      $628,534     $ 10,999
                                                                        ---------    ----------    ---------
CASH FLOWS FROM (USED IN) INVESTING
  AND FINANCING ACTIVITIES
  Recoveries from former G.P. affiliates                                        0       206,312      206,312
  Principal received on equipment leases                                   40,527       270,622      230,095
  Investment in equipment                                                       0       (37,600)     (37,600)
                                                                        ---------    ----------    ---------
NET CASH PROVIDED FROM INVESTING AND FINANCING ACTIVITIES               $ 40,527     $  439,334    $ 398,807
                                                                        ---------    ----------    ---------
TOTAL CASH FLOW FOR QUARTER                                             $658,062     $1,067,868    $ 409,806

CASH BALANCE BEGINNING OF PERIOD                                         947,700      2,977,085    2,029,385
  Less 3rd quarter distribution paid 11/96                              (650,000)    (2,500,000)  (1,850,000)
  Change in cash reserved for payables or future distributions           (26,000)        10,000       36,000
                                                                        ---------    ----------    ---------
  CASH BALANCE END OF PERIOD                                            $929,762     $1,554,953    $ 625,191


  Cash reserved for 4th quarter L.P. distributions                      (650,000)    (1,000,000)   (350,000)
  Cash reserved for payment of payables                                 (112,000)      (300,000)   (188,000)
                                                                        ---------    ----------    ---------
  UNRESTRICTED CASH BALANCE END OF PERIOD                               $167,762       $254,953     $87,191
                                                                        =========    ==========    =========
------------------------------------------------------------------------------------------------------------

                                                                         PROJECTED    ACTUAL     VARIANCE
* QUARTERLY DISTRIBUTION                                                    $650,000  $1,000,000 $350,000
  MAILING DATE                                                              2/15/97   (ENCLOSED)  -
------------------------------------------------------------------------------------------------------------

* Refer to distribution letter for detail of quarterly distribution.

PROJECTIONS FOR
DISCUSSION PURPOSES                    DIVALL INSURED INCOME PROPERTIES 2 LP
                                               1996 PROPERTY SUMMARY
                                          AND RELATED ESTIMATED RECEIPTS



PORTFOLIO      (Note 1)

                                      -----------------------------------   -----------------------------------------------------
                                             REAL ESTATE                              EQUIPMENT
                                      -----------------------------------   -----------------------------------------------------
                                                   ANNUAL                      LEASE                     ANNUAL
                                                    BASE           %         EXPIRATION                   LEASE          %
CONCEPT             LOCATION            COST        RENT         YIELD          DATE           COST      RECEIPTS      RETURN
------------------------------------  -----------------------------------   -----------------------------------------------------
APPLEBEE'S        COLUMBUS, OH          1,059,463    135,780      12.82%       06/30/97         84,500      17,438        20.64%

BLOCKBUSTER       OGDEN, UT               646,425     94,836      14.67%

COUNTRY KIT.      CEDAR RAPIDS, IA        660,156          0       0.00%

DENNY'S           N. SYMRNA BCH, FL     1,025,830    133,380      13.00%
DENNY'S           DAYTONA, FL           1,029,844    136,800      13.28%

DENNY'S (2)(3)    PHOENIX, AZ             295,750     39,000      13.19%                       224,376           0         0.00%
DENNY'S (2)       PHOENIX, AZ             972,726     84,000       8.64%                       183,239           0         0.00%
DENNY'S (2)       PHOENIX, AZ             865,900     86,000       9.93%                       221,237           0         0.00%
DENNY'S           TWIN FALLS, ID          699,032     78,000      11.16%       04/30/99        190,000      37,860        19.93%
DENNY'S (2)(3)    PHOENIX, AZ             500,000     37,000       7.40%                        14,259           0         0.00%

HARDEE'S (5)      S MILWAUKEE, WI         808,032     64,000       7.92%
HARDEE'S          DELEVAN, WI             718,250          0       0.00%             (4)       228,813           0         0.00%
HARDEE'S (5)      HARTFORD, WI            686,563     64,000       9.32%
HARDEE'S (5)      MILWAUKEE, WI         1,010,045     76,000       7.52%             (4)       260,000           0         0.00%
     -                 -                                                                       151,938           0         0.00%
HARDEE'S (5)      OCONOMOWOC, WI          802,750     56,000       6.98%
HARDEE'S          W JORDAN, UT            617,907     84,880      13.74%
HARDEE'S          SANDY, UT               355,847     64,440      18.11%
HARDEE'S (5)      FOND DU LAC, WI         849,767     88,000      10.36%             (4)       290,469           0         0.00%
HARDEE'S (5)      MILWAUKEE, WI                 0          0       0.00%                       780,000           0         0.00%

HOOTER'S          R. HILLS, TX          1,246,719     95,000       7.62%

HOSTETILER'S      DES MOINES, IA          845,000     55,584       6.58%                        52,813           0         0.00%

KFC               SANTA FE, NM            451,230     60,000      13.30%

MIAMI SUBS        PALM BEACH, FL          743,625     32,000       4.30%

------------------------------------  -----------------------------------   -----------------------------------------------------

                                      ---------------------------------------
                                        ORIGINAL EQUITY           $46,280,300
                                        NET DISTRIBUTION OF
                                          CAPITAL SINCE INCEPTION  $9,422,303
                                                                  -----------
                                        CURRENT EQUITY            $36,857,997
                                      ---------------------------------------


                                      -----------------------------     ---------------
                                                 TOTALS                   TOTAL % ON
                                      -----------------------------
                                                                         $36,857,997
                                                   ANNUAL                     EQUITY
CONCEPT             LOCATION          COST        RECEIPTS    RETURN          RAISE
----------------------------------------------------------------------  ---------------
APPLEBEE'S        COLUMBUS, OH        1,143,965    153,218     13.39%

BLOCKBUSTER       OGDEN, UT             646,425     94,836     14.67%

COUNTRY KIT.      CEDAR RAPIDS, IA      660,156          0      0.00%

DENNY'S           N. SYMRNA BCH, FL   1,025,830    133,380     13.00%
DENNY'S           DAYTONA, FL         1,029,844    136,800     13.28%

DENNY'S (2)(3)    PHOENIX, AZ           520,126     39,000      7.50%
DENNY'S (2)       PHOENIX, AZ         1,155,965     84,000      7.27%
DENNY'S (2)       PHOENIX, AZ         1,087,137     86,000      7.91%
DENNY'S           TWIN FALLS, ID        889,032    115,860     13.03%
DENNY'S (2)(3)    PHOENIX, AZ           514,259     37,000      7.19%

HARDEE'S (5)      S MILWAUKEE, WI       808,032     64,000      7.92%
HARDEE'S          DELEVAN, WI           940,063          0      0.00%
HARDEE'S (5)      HARTFORD, WI          686,563     64,000      9.32%
HARDEE'S (5)      MILWAUKEE, WI       1,412,983     76,000      5.34%
     -                 -
HARDEE'S (5)      OCONOMOWOC, WI        802,750     56,000      6.98%
HARDEE'S          W JORDAN, UT          617,907     84,880     13.74%
HARDEE'S          SANDY, UT             355,847     64,440     18,11%
HARDEE'S (5)      FOND DU LAC, WI     1,140,236     88,000      7.72%
HARDEE'S (5)      MILWAUKEE, WI         780,000          0      0.00%

HOOTER'S          R. HILLS, TX        1,246,719     95,000      7.62%

HOSTETILER'S      DES MOINES, IA        897,813     55,581      6.19%

KFC               SANTA FE, NM          451,230     60,000     13.30%

MIAMI SUBS        PALM BEACH, FL        743,625     32,000      4.30%

Note 1: This property summary includes only current property and equipment held by the Partnership.
         Equipment lease receipts shown include a return of capital.
     2: Rent is based on 12.5% of monthly rates. Rent projected for 1996 is based on 1995 sales levels.
     3: The Partnership entered into a long-term ground lease in which the Partnership is responsible for payment of real.
         The annual base rent shown is net of the underlying ground lease rent. 4: The lease was terminated and the equipment sold to Hardee's Food
         Systems in conjunction with their assumption of the Terratron leases in November 1996.
     5: These lease were assumed by Hardee's Food Systems as a reduced rental rate from that stated in the original leases.

PROJECTIONS FOR
DISCUSSION PURPOSES                    DIVALL INSURED INCOME PROPERTIES 2 LP
                                               1996 PROPERTY SUMMARY
                                          AND RELATED ESTIMATED RECEIPTS



PORTFOLIO      (Note 1)

                                      -----------------------------------   -----------------------------------------------------
                                             REAL ESTATE                              EQUIPMENT
                                      -----------------------------------   -----------------------------------------------------
                                                   ANNUAL                      LEASE                     ANNUAL
                                                    BASE           %         EXPIRATION                   LEASE          %
CONCEPT             LOCATION            COST        RENT         YIELD          DATE           COST      RECEIPTS      RETURN
------------------------------------  -----------------------------------   -----------------------------------------------------
POPEYE'S        PARK FOREST, IL              580,938     77,280      13.30%

SUNRISE PS      PHOENIX, AZ                1,084,503    127,920      11.80%                     79,219          0           0.00%
                                                                              06/30/97          19,013      3,930          20.00%
VILLAGE INN     GRAND FORKS, ND              739,375     84,000      11.36%

WENDY'S         AIKEN, SC                    633,750     90,480      16.28%
WENDY'S         CHARLESTION, SC              580,938     77,280      13.30%
WENDY'S         N. AUGUSTA, SC               660,156     87,780      13.30%
WENDY'S         AUGUSTA, GA                  728,813     96,780      13.28%
WENDY'S         CHARLESTON, SC               596,781     76,920      12.89%
WENDY'S         AIKEN, SC                    776,344     96,780      12.47%
WENDY'S         AUGUSTA, GA                  649,594     86,160      13.26%
WENDY'S         CHARLESTON, SC               528,125     70,200      13.29%
WENDY'S         MT. PLEASANT, SC             580,938     77,280      13.30%
WENDY'S         MARTINEZ, GA                 633,750     84,120      13.27%

HALLANDALE TAG  HALLANDALE, FL               792,188     30,000       3.79%

------------------------------------  -------------------------------------   ---------------------------------------------------

------------------------------------  -------------------------------------   ---------------------------------------------------
PORTFOLIO TOTALS (36 Properties)          26,457,656  2,727,680      10.31%                  2,772,876     59,228           2.14%

                                        -------------------------------------------------
                                        ORIGINAL EQUITY                      $46,280,300
                                        NET DISTRIBUTION OF
                                         CAPITAL SINCE INCEPTION              $9,422,303
                                        CURRENT EQUITY                       $36,857,997
                                                                             -----------
                                        ------------------------------------------------

                                        ----------------------------       -------------
                                                   TOTALS                   TOTAL % ON
                                        ----------------------------
                                                                           $36,857,997
                                                     ANNUAL                     EQUITY
CONCEPT             LOCATION            COST        RECEIPTS    RETURN          RAISE
--------------------------------------------------------------------------   -----------
POPEYE'S        PARK FOREST, IL             580,938     77,280     13.30%

SUNRISE PS      PHOENIX, AZ               1,182,735    131,850     11.15%

VILLAGE INN     GRAND FORKS, ND             739,375     84,000     11.36%

WENDY'S         AIKEN, SC                   633,750     90,480     14.28%
WENDY'S         CHARLESTION, SC             580,938     77,280     13.30%
WENDY'S         N. AUGUSTA, SC              660,156     87,780     13.30%
WENDY'S         AUGUSTA, GA                 728,813     96,780     13.28%
WENDY'S         CHARLESTON, SC              596,781     76,970     12.89%
WENDY'S         AIKEN, SC                   776,344     96,780     12.47%
WENDY'S         AUGUSTA, GA                 649,594     86,160     13.26%
WENDY'S         CHARLESTON, SC              528,125     70,200     13.29%
WENDY'S         MT. PLEASANT, SC            580,938     77,280     13.30%
WENDY'S         MARTINEZ, GA                633,750     84,120     13.27%

HALLANDALE TAG  HALLANDALE, FL              792,188     30,000      3.79%

                                        ----------------------------------   -------------
                                         29,229,932  2,786,909      9.53%         7.56%
                                        ----------------------------------   -------------

Note 1. This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.

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